Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 2, 2025, Crown 1 Foods, Inc. (formerly “Jubilee Acquisition, Inc.”), a Nevada corporation and wholly-owned, direct subsidiary of Mama’s Creations, Inc. (the “Company” or “Mama’s”) completed the acquisition (the “Acquisition”) of substantially all of the assets of Crown I Enterprises Inc. (“Crown I”), a wholly-owned, indirect subsidiary of Sysco Corporation for $17.5 million in cash, subject to certain adjustments (including a customary working capital adjustment). Crown I’s business consisted of a full-service manufacturer of value-added proteins and ready-to-eat meals. The “Crown 1 Carve Out Business” consists of the historical operations of Crown I.

The Company has prepared the accompanying unaudited pro forma condensed combined financial information in accordance with Article 11 of Regulation S-X. All amounts within are presented in thousands except per share data.

The following unaudited pro forma condensed combined financial information combines the historical condensed consolidated balance sheet and statement of operations of the Company and the historical balance sheet and statement of operations of the Crown 1 Carve Out Business, after giving effect to the Acquisition and the pro forma effects of certain assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial information” below.

The unaudited pro forma condensed combined financial information and accompanying notes have been prepared to give effect to the following:

●	Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”) where the assets and liabilities of the Crown 1 Carve Out Business will be recorded by the Company at their respective fair values as of the date the Acquisition was completed;
●	Purchase consideration of $17.5 million for substantially all of the assets of Crown I;
●	The “Financing Transactions” (as defined below); and
●	Adjustments to reflect transaction costs in connection with the Acquisition and the Financing Transactions.

The following unaudited pro forma condensed combined balance sheets as of July 31, 2025 and the unaudited pro forma condensed combined statements of operations for the year ended January 31, 2025 and the six months ended July 31, 2025 are derived from and should be read in conjunction with the consolidated financial statements and accompanying notes to (i) the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2025, (ii) the Company’s condensed consolidated financial statements for the six months ended July 31, 2025, and (iii) the Crown 1 audited financial statements for the fiscal year ended June 28, 2025. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the Financing Transactions as if they had occurred on (i) July 31, 2025 for purposes of the unaudited pro forma condensed combined balance sheet, and (ii) February 1, 2024, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States, or U.S. GAAP, which requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. For the Acquisition, the Company, by way of Crown 1 Foods, Inc., is the accounting acquirer of the Crown 1 Carve Out Business. The identifiable assets acquired, and liabilities assumed, and goodwill are measured and recorded at their acquisition date fair value. The results of operations for the combined company will be reported prospectively after the Acquisition date. The Company intends to finalize the valuations, other studies, and the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of the Crown 1 Carve Out Business have been measured based on various preliminary estimates using assumptions the Company believes are reasonable based on information that is currently available. Accordingly, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information. An initial review of the accounting policies was completed to determine no material differences. The Company intends to continue to review the accounting policies and practices of Crown 1 Foods, Inc. as a part of its integration and financial reporting process, and as a result, may identify differences between the accounting policies and practices of the two companies that, when conformed, could have an impact on the future financial statements of the Company after giving effect to the Acquisition.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information provided herein.

Financing Transactions

Credit Facility

On August 28, 2025, the Company, and certain of its subsidiaries, entered into an Amended and Restated Loan and Security Agreement (the “A&R Loan Agreement”) with M&T Bank (“M&T”), as lender. The A&R Loan Agreement provides the Company with a senior secured credit facility (the “Credit Facility”) consisting of (i) an existing term loan in the outstanding principal amount of $1,873,276 (the “Term Loan Facility”), (ii) a $5,500,000 revolving credit facility (the “Revolving Loan Facility”), and (iii) a $20,000,000 non-revolving line of credit (for acquisitions) (the “PA Line”).

The Company made an initial draw on the PA Line on August 28, 2025 in the amount of $19,000,000 to finance the Acquisition and related expenses. The PA Line advances are subject to mandatory prepayment equal to 25% of annual Excess Cash Flow (as defined in the A&R Loan Agreement) within 150 days of fiscal year end. The Company may use the proceeds of the Term Loan Facility and Revolving Loan Facility for working capital and general corporate purposes and the remaining proceeds of the PA Line for other permitted acquisitions.

The principal outstanding under the Credit Facility bears interest at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the A&R Loan Agreement) with respect to the Company as of the date of any advance under the loans as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.25, 3.25 percentage points above the applicable index rate; (ii) greater than 1.50 but less than 2.25, 2.75 percentage points above the applicable index rate; and (iii) less than or equal to 1.50, 2.25 percentage points above the applicable index rate. The applicable index rate is daily simple SOFR for the Revolving Loan Facility, the Term Loan Facility and, until the permanent loan period, the PA Line. After any advanced under the PA Line is converted to an amortizing term loan, the applicable index rate for such advance will be one month Term SOFR.

The Company provided a first priority security interest in all existing and future business assets owned by the Company. The A&R Loan Agreement contains certain customary covenants that limit the Borrowers’ ability to engage in certain transactions. The A&R Loan Agreement also contains customary indemnification obligations and events of default, including, among other things, (i) non-payment, (ii) non-performance of covenants and obligations, (iii) default on other indebtedness, (iv) judgments, (v) misrepresentation, (vi) bankruptcy and insolvency and (vii) certain executives no longer being involved in the day-to-day management of the business.

In addition, the Company is subject to certain financial covenants, including maintaining a Fixed Charge Coverage Ratio of at least 1.25x, a Total Funded Debt to EBITDA ratio of at most 3.75x, and a Senior Funded Debt to EBITDA ratio of at most 2.75x, each (as defined in the A&R Loan Agreement) calculated on a quarterly basis over a rolling four-quarter period.

Private Placement

On September 2, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of 2,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a purchase price of $7.50 per Share. The Private Placement resulted in gross proceeds of approximately $20.0 million to the Company before deducting placement agent fees and offering expenses. The private placement closed on September 3, 2025.

The Company used approximately $16.9 million in proceeds from the private placement to repay certain amounts outstanding under the Term Loan Facility and the PA Line and intends to use the remainder for working capital and general corporate purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Mama’s (As of July 31, 2025)	Crown 1 (As of June 28, 2025)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$9,384	$—	$(17,500)	A	$13,816
			20,000	B
			19,000	C
			(15,824)	D
			(1,244)	E
Accounts receivable, net	6,740	3,307	418	A	10,465
Inventories, net	6,433	1,635	(299)	A	7,769
Due from parent	—	544	(544)	F	—
Prepaid expenses and other current assets	881	44	(7)	A	918
Total current assets	23,438	5,530	4,000		32,968
Property, plant, and equipment, net	9,377	10,153	2,299	A	21,829
Intangible assets, net	2,685	—	1,273	A	3,958
Goodwill	8,633	—	814	A	9,447
Operating lease right of use assets, net	6,492	6,598	(6,598)	F	6,492
Deferred tax asset	516	384	(384)	F	516
Deposits	95	6	(6)	F	95
Total assets	$51,236	$22,671	$1,398		$75,305
Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	11,128	3,542	(1,405)	A	13,035
			(230)	E
Term loan, net of debt discount	1,536	—	3,800	C	1,536
			(3,800)	D
Operating lease liabilities	1,113	267	(267)	F	1,113
Finance leases payable	309	11	(11)	F	309
Promissory notes – related parties	750	—	—		750
Total current liabilities	14,836	3,820	(1,913)		16,743
Line of credit	—	—	—		—
Term loan – net of current	451	—	15,200	C	3,627
			(12,024)	D
Operating lease liabilities – net of current	5,321	6,427	(6,427)	F	5,321
Finance leases payable – net of current	1,041	2	(2)	F	1,041
Promissory notes – related parties, net of current	—	—	—		—
Total liabilities	21,649	10,249	(5,166)		26,732

Stockholders’ Equity:

Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of January 31, 2025 and January 31, 2024, 0 shares outstanding as of January 31, 2025	—	—	—		—
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued and outstanding as of January 31, 2025	—	—	—		—
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock, $0.00001 par value; 250,000,000 shares authorized; 38,054,000 shares issued as of January 31, 2025, 37,824,000 shares outstanding as of January 31, 2025	—	—	—		—
Additional paid in capital	27,059	—	20,000	B	47,059
Retained Earnings	2,678	—	(1,014)	E	1,664
Parent net investment	—	12,422	(11,597)	A	—
			(825)	F
Less: Treasury stock, 230,000 shares at cost	(150)	—	—		(150)
Total Stockholders’ Equity	29,587	12,422	6,564		48,573
Total Liabilities and Stockholders’ Equity	$51,236	$22,671	$1,398		$75,305

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 31, 2025

	Mama’s (For the Six Months Ended July 31, 2025)	Crown 1 (For the Six Months Ended June 28, 2025)	Transaction Accounting Adjustments		Pro Forma Combined
Net sales	$70,458	$28,499	—		$98,957

Cost of sales	52,503	26,653	—		79,156
Gross profit	17,955	1,846	—		19,801
Operating expenses
Research and development	128	—	—		128
Selling, general and administrative	14,549	2,159	106	CC	16,814
Total operating expenses	14,677	2,159	106		16,942

Income from operations	3,278	(313)	(106)		2,859

Other expenses
Interest expense	(165)	—	(95)	EE	(260)
Interest income	55	—	—		55
Other income	—	—	—		—
Amortization of debt discount	(6)	—	—		(6)
Total other expenses	(116)	—	(95)		(211)

Income before income tax provision and income from equity method investment	3,162	(313)	(201)		2,648

Income tax (provision) benefit	(648)	85	—		(563)
Income from equity method investment	—	—			—
Net income (loss)	$2,514	$(228)	$(201)		$2,085

Net income per share - basic	$0.07	$—	$—		$0.05
Net income per share - diluted	$0.06	$—	$—		$0.05
Weighted average shares outstanding - basic	37,643	—	2,667	DD	40,310
Weighted average shares outstanding - diluted	39,708	—	2,667	DD	42,375

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JANUARY 31, 2025

	Mama’s (For the Twelve Months Ended January 31, 2025)	Crown 1 (For the Twelve Months Ended December 31, 2024)	Transaction Accounting Adjustments		Pro Forma Combined
Net sales	$123,328	$56,091	$(1,777)	AA	$177,642

Cost of sales	92,795	49,820	(1,006)	AA	141,609
Gross profit	30,533	6,271	(771)		36,033
Operating expenses:
Research and development	455	—	—		455
Selling, general and administrative	25,201	4,507	1,244	BB	31,164
			212	CC
Total operating expenses	25,656	4,507	1,456		31,619

Income from operations	4,877	1,764	(2,227)		4,414

Other income (expenses):
Interest expense	(477)	(1)	(191)	EE	(669)
Interest income	218	—	—		218
Other income	104	—	—		104
Amortization of debt discount	(16)	—	—		(16)
Other income (expense), net	(171)	(1)	(191)		(363)

Income before income tax provision and income from equity method investment	4,706	1,763	(2,418)		4,051

Income tax (provision) benefit	(995)	(481)	—		(1,476)
Income from equity method investment	—	—	—		—
Net income (loss)	$3,711	$1,282	$(2,418)		$2,575

Net income per share - basic	$0.10	$—			$0.06
Net income per share - diluted	$0.09	$—			$0.06
Weighted average shares outstanding - basic	37,428	—	2,667	DD	40,095
Weighted average shares outstanding - diluted	39,419	—	2,667	DD	42,086

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

These unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and present the pro forma results of operations and the pro forma financial position of the combined company based upon historical financial information after giving effect to the Transaction and adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual financial position or results of operations had the acquisition occurred on that date specified nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the acquisition or other costs relating to the integration of the two companies.

The following unaudited pro forma condensed combined balance sheets as of July 31, 2025 and the unaudited pro forma condensed combined statements of operations for the year ended January 31, 2025 and the six months ended July 31, 2025 are derived from and should be read in conjunction with the consolidated financial statements and accompanying notes to (i) the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2025, (ii) the Company’s condensed consolidated financial statements for the six months ended July 31, 2025, and (iii) the Crown 1 audited financial statements for the fiscal year ended June 28, 2025. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the Financing Transactions as if they had occurred on (i) February 1, 2024 for purposes of the unaudited pro forma condensed combined balance sheet, and (ii) February 1, 2024, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statements of operations.

The historical audited financial statements of the Crown 1 are for the twelve months ended June 28, 2025, while the audited financial statements for the Company are for the twelve months ended January 31, 2025 and the unaudited financial statements are for the six months ended July 31, 2025. Because the difference in fiscal year ends exceeds 93 days and the end of the Crown 1 fiscal year is three days prior to the end of the Company’s closed fiscal quarter end, the pro forma statement of operations for the year ended January 31, 2025 and the six months ended July 31, 2025 are derived from internal financial records for the periods then ended. The activity of Crown 1 of the three days prior to the Company’s fiscal quarter end were evaluated and deemed to be de minimis.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the closing date and the transaction value is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the transaction value over the estimated fair value of the net assets acquired (including both tangible and identifiable intangible assets) is allocated to goodwill. The assets of the Crown 1 Carve Out Business have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of the Crown 1 Carve Out Business as of the acquisition date. Accordingly, the purchase accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of the Crown 1 Carve Out Business at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma combined financial statements give effect to the Acquisition described in Note 1 as if it had occurred on July 31, 2025 for purposes of the unaudited pro forma condensed combined balance sheet and February 1, 2024 for purposes of the unaudited pro forma condensed combined statement of operations for the twelve months ended January 31, 2025 and for the six months ended July 31, 2025. The unaudited pro forma condensed combined statement of operations does not include any material or future non-recurring charges that will arise as a result of the Acquisition described in Note 1. There are no material adjustments related to the conformity of accounting principles between entities. Adjustments in the unaudited pro forma combined financial statements are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A	Reflects the recording of consideration transferred of $17.5 million and the fair value of the assets received. In connection with the Acquisition, $0.8 million has been allocated to goodwill pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized.

B	Reflects the issuance of 2,666,667 shares of the Company’s common stock, par value $0.00001 per share, at a purchase price of $7.50 per Share in a private placement entered in accordance with the Securities Purchase Agreement. The Private Placement resulted in gross proceeds of approximately $20.0 million to the Company whereas such proceeds will be used to pay for the Term Loan Facility, placement agent fees and offering expenses.

C	Reflects proceeds received related to the Term Loan Facility. The Company drew down $19.0 million on the Term Loan Facility to finance the Acquisition and related expenses. The Term Loan Facility bears an interest of 6.00% per annum and is subject to mandatory prepayment equal to 25% of annual Excess Cash Flow (as described above) within 150 days of fiscal year end.

D	Reflects the payment made on the Term Loan Facility from the proceeds of the private placement of $15.8 million whereas $3.8 million was paid related to the mandatory repayment (as noted in Adjustment C) and $12.0 was paid on the remainder of the loan.

E	Reflects the payment of the estimated offering expenses of $1.2 million related to the Acquisition.

F	Reflects the elimination of asset and liabilities not assumed in the transaction, including receivables, certain payables, deposits and operating and financing leases.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2025 and twelve months ended January 31, 2025 are as follows:

AA	Represents the reversal of certain intercompany sales and corresponding costs of sales recorded on Crown 1 historical statement of operations for the twelve months ended January 31, 2025. For the six months ended July 31, 2025, there were no intercompany sales or corresponding costs of sales recorded on Crown 1 historical statement of operations.

BB	Represents estimated transaction costs incurred by Mama’s and Crown 1 as if they were incurred on February 1, 2024, the date the Acquisition occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

CC	Represents adjustment to record Crown 1 amortization of intangible assets of $106 and $212 for the six months ended July 31, 2025 and twelve months ended January 31, 2025, respectively.

DD	Represents the issuance of 2,666,667 shares issued in connection with the Private Placement (as noted in Adjustment B).

EE	Represents adjustment to record the interest expense incurred on the Term Loan Facility of $95 and $191 as if it was incurred on February 1, 2024, for the six months ended July 31, 2025 and twelve months ended January 31, 2025, respectively.

Note 3. Estimated Purchase Price Consideration

The $17.5 million estimated Acquisition value was allocated to assets acquired and liabilities assumed based on their preliminary estimated fair values. A preliminary allocation of the Acquisition value has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on estimates.

The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. This final valuation will be based on the actual net tangible and identifiable intangible assets that existed as of the closing date of the Acquisition. Any final adjustment will change the allocations of Acquisition value, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial information, including a change to goodwill and a change to the amortization of tangible and identifiable intangible assets. The actual allocation of Acquisition value and its effect on results of operations may differ from the pro forma amounts included herein. The excess of the purchase price or transaction value over the net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The preliminary allocation of the Acquisition value is as follows (in thousands):

Fair Value
Total Acquisition value (consideration)	$17,500

Preliminary allocation of Acquisition value:
Assets acquired:
Accounts receivable	$3,725
Prepaid expenses and other current assets	37
Inventory	1,336
Property and equipment	12,452
Intangible assets	1,273
Goodwill	814
Total assets acquired	19,637
Accrued expenses and other current liabilities	2,137
Total liabilities assumed	2,137
Total estimated fair value of net assets	$17,500

The pro forma condensed combined financial information does not include estimates of the impact of income taxes on net deferred tax assets or liabilities and any related impacts to the Company’s valuation allowance. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

Note 4. Net Income per Share

Net income per share was calculated using the historical weighted average shares outstanding of Mama’s including the shares issued as part of the Private Placement discussed above.

	For the Six Months Ended July 31, 2025(1)	For the Year Ended January 31, 2025(1)
Numerator:
Pro forma net income	$2,085	$2,575
Denominator:
Weighted average shares outstanding - basic	40,310	40,095
Weighted average shares outstanding - diluted	42,375	42,086
Net income per share:
Basic	$0.05	$0.06
Diluted	$0.05	$0.06
Excluded securities:
Options	38,806	—

(1) Pro forma net income per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”